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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                            Bayshore Industrial, Inc.
                           Courtenay Polymers PTY Ltd.
                                Fabri-Moulds Ltd.
                             ICO Australia Pty Ltd.
                                ICO Canada, Inc.
                                  ICO Europe BV
                            ICO Global Services, Inc.
                         ICO Holdings Australia Pty Ltd.
                          ICO Holdings New Zealand Ltd.
                                 ICO Italia Srl
                               ICO Minerals, Inc.
                                  ICO Offshore
                                  ICO P&O, Inc.
                                ICO Permian, Inc.
                        ICO Petrochemicals Cayman Islands
                                 ICO Polymers BV
                             ICO Polymers France SAS
                             ICO Polymers (UK) Ltd.
                               ICO Polymers, Inc.
                           ICO Polymers do Brasil Ltd.
                               ICO Scandinavia AB
                                ICO Shearer, Inc.
                              ICO Technology, Inc.
                                   ICO UK Ltd.
                               ICO Worldwide, Inc.
                            ICO Worldwide (UK), Ltd.
                        Innovation Company, S.A. de C.V.
                           J.R. Courtenay (N.Z.) Ltd.
                             J.R. Courtenay Sdn Bhd
                             Nandella Holdings, Ltd.
                              Rotec Chemicals, Ltd.
                                    SCI Lomec
                                   Soreco SAS
                              Swavasey Colours Ltd.
                             Tecron Industries Ltd.
                                  Verplast Srl
                                Wedco France SAS
                               Wedco Holland B.V.
                              Wedco Minerais Ltda.
                            Wedco Petrochemical, Inc.
                           Wedco Technology U.K. Ltd.
                             Wedco Technology, Inc.
                                   Wedco, Inc.